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                                EXHIBIT 10.25.1

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                   FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT


         FIRST AMENDMENT (the "Third Amendment"), dated as of June 30, 1997, between CRESCENT JEWELERS, a California corporation (the "Company"), and FRIEDMAN'S INC. (the "Purchaser").

                             PRELIMINARY STATEMENT

         A. The Company and the Purchaser are parties to a Note Purchase Agreement, dated as of June 12, 1997 (the "Purchase Agreement"), relating to the issuance of $8,000,000 in aggregate principal amount of the Company's 10% Convertible Subordinated Notes due October 15, 2006 (the "Notes").

         B. The Company desires to amend Section 9.17 of the Purchase Agreement to increase the limitation on capital expenditures for fiscal 1997.

         C. All things necessary to make this First Amendment a valid agreement of the Company and the Purchaser and a valid amendment and waiver of, and supplement to, the Purchase Agreement have been done.

                  NOW, THEREFORE:

                  For and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of the Purchaser and any other holders of the Notes, as follows:

SECTION I.        CERTAIN DEFINITIONS.

                  Unless otherwise defined herein or the context otherwise requires, terms used in this First Amendment, including its Preliminary Statement, have the meanings assigned thereto in the Purchase Agreement as presently in effect.

SECTION II.       AMENDMENTS TO OF THE PURCHASE AGREEMENT.

                  (a) Section 9 of the Purchase Agreement is hereby amended by amending and restating Section 9.17 as follows:

                  "Section 9.17 Limitations on Capital Expenditures. The Company shall not purchase or otherwise acquire (including, without limitation, acquisition by way of capitalized lease) or commit to purchase or acquire, any fixed assets if, after giving effect to such purchase or other acquisition, the aggregate cost of all such fixed assets purchased or otherwise acquired would, during any fiscal year, exceed the amount set forth opposite such fiscal year below:

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
                              Fiscal Year                   Amount
                              ----------------------------------------
                              1997                       $4,000,000.00
                              1998                       $4,650,000.00
                              1999                       $5,550,000.00

                  provided, however, that:

                  (A) notwithstanding the $4,000,000.00 amount set forth opposite fiscal year 1997 above, if during fiscal year 1997 the aggregate cost of all such fixed assets purchased or otherwise acquired is less than $3,750,000.00, then the Company shall be permitted, in fiscal year 1998, to exceed the amount set forth opposite fiscal year 1998 by an amount equal to the lessor of (i) the difference between the aggregate cost of all such fixed assets purchased or otherwise acquired during fiscal year 1997 and $3,750,000.00 and (ii) $250,000.00;

                  AND

                  (B) during fiscal year 1998 and 1999, if the aggregate cost of all such fixed assets purchased or otherwise acquired is less than the amount set forth opposite such fiscal year above, then the Company shall be permitted, in the next succeeding fiscal year, to exceed the amount set forth opposite such succeeding fiscal year above by an amount equal to the lesser of (i) the difference between the aggregate cost of all such fixed assets purchased or otherwise acquired during the applicable fiscal year and the amount set forth opposite such fiscal year above, and (ii) $250,000.00."


SECTION III.      EFFECTIVENESS OF AMENDMENTS.

                  The modifications to the Purchase, Agreement specified in
Article II of this First Amendment and all of the other provisions of this First Amendment shall become effective upon, and not prior to, the date when each of the following conditions shall have been satisfied (the "Effective Date"):

                  (a) Counterparts of this First Amendment shall have been executed and delivered by the Company and the Purchaser.

                  (b) The Company shall have paid the reasonable attorneys' fees and costs incurred by the Purchaser in connection with the negotiation, preparation, execution and delivery of this First Amendment.

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SECTION IV.       GENERAL PROVISIONS.

                  (a) The recitals contained herein shall be taken as the statements of the Company, and the Purchaser assumes no responsibility for the correctness of same. The Purchaser makes no representation as to the validity with respect to the Company of this First Amendment.

                  (b) This First Amendment shall be deemed to be a contract under the laws of the State of Georgia and for all purposes shall be construed in accordance with the laws (other than choice of law rules) of said State.

                  (c)    This First Amendment is executed pursuant to Section
15.4 of the Purchase Agreement and shall (unless otherwise expressly indicated herein) be construed, administered, and applied in accordance with all of the terms and provisions of the Purchase Agreement, including Section 15.4 thereof. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Purchase Agreement shall remain unamended and unwaived. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be a waiver of, amendment of, consent to, or modification of any other term or provision of the Purchase Agreement, or of any term or provision of any other document or of any transaction or further action on the part of the Company which would require the consent of any of the Noteholders under the Purchase Agreement.

                  (d) This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                  (e) This First Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute together but one and the same instrument.


                           [Signatures on Next Page]
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                  IN WITNESS WHEREOF, the parties hereto have caused this First
Amendment to be duly executed, all as of the date first above written.

                                   CRESCENT JEWELERS


                                   By:  /s/
                                       -----------------------------------
                                       Name:
                                       Title:


                                   FRIEDMAN'S INC.


                                   By: /s/
                                       -----------------------------------
                                       Name:
                                       Title: